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                                                                      Exhibit 99

                            AGREEMENT OF JOINT FILING

         Marc H. Bell and Daniel C. Staton each agree that this statement on
Schedule 13 D (Amendment Number 1) has been filed on behalf of each of them.


                                                            /s/ Marc H. Bell
                                                            ---------------
                                                            Marc H. Bell


                                                            /s/ Daniel C. Staton
                                                            --------------------
                                                            Daniel C. Staton